EXHIBIT 99.1
NEWS RELEASE

Ducommun Incorporated Reports
Third Quarter 2026 Results
Record Revenue and Gross Margin; Remaining Performance Obligations at Another All-Time High with Defense Book-to-Bill at 2.2x* During the Quarter
COSTA MESA, CALIFORNIA (November 5, 2026) – Ducommun Incorporated (NYSE: DCO) (“Ducommun” or the “Company”) today reported results for its third quarter ended October 3, 2026.
Third Quarter 2026 Recap
•Record Net revenue was $227.0 million, an increase of 6% over Q3 2025**
•Record Gross margin of 28.9%, year-over-year growth of 140 bps
•Net income of $13.9 million (compared to a net loss of $60.8 million in the prior year) or $0.89 per diluted share, and 6.1% of revenue
•Non-GAAP adjusted net income of $18.8 million, or $1.21 per diluted share
•Adjusted EBITDA of $39.7 million (increase of 6% year-over-year), or 17.5% of revenue, up 10 bps year-over-year
•Remaining performance obligations (“RPO”) at another all-time high of $1.3 billion with strong bookings of $354.3 million during the quarter at a book-to-bill of 1.6x and defense bookings at 2.2x*
“Another excellent quarter for Ducommun in 2026. With record revenue and gross margins in Q3, we continued to make great progress towards accomplishing our VISION 2027 goals and positioning ourselves for our new VISION 2032 Plan which was communicated in September. Net revenue grew, led by the significant ramp in commercial aerospace, partially offset by temporary weakness in defense revenues due to timing of certain programs. Defense bookings were very strong during the quarter with a book-to-bill of 2.2x and we expect to see momentum continue in our defense business in 2027,” said Stephen G. Oswald, chairman, president and chief executive officer. “Significant growth across our commercial aerospace business highlighted by the single-aisle aircraft platforms, Boeing 737 MAX and the Airbus A320 drove the 28% year-over-year increase, wonderful news and now nearing a $100 million quarterly run rate. In Ducommun's defense business we saw continued growth in our missile franchise specifically the Tomahawk, MIR, and TOW missile platforms, along with growth on fixed-wing aircraft platforms notably the F-15, offset by temporal weakness due to timing of orders and production on ground vehicles, Blackhawk and Apache rotary-wing aircraft platforms, and select radar programs. The future is very bright for our defense business with record RPO and bookings this year setting the stage for strong multi-year growth.
“Gross margin expansion is an important story for DCO and its investors and was once again very strong in the quarter expanding 140 bps year-over-year to another all-time record of 28.9%. Adjusted EBITDA expanded by 10 bps year-over-year as well from 17.4% to 17.5% bringing us close to our VISION 2027 financial goal of 18% Adjusted EBITDA by the end of 2027 and setting the stage for our VISION 2032 target of 23%.
“As we are nearing the end of year four of VISION 2027, our record performance across revenue, gross margin, and RPO's positions us well towards meeting Ducommun's VISION 2027 targets. Looking ahead, we launched our VISION 2032 Plan at our Investor Day in New York City on September 17th, with an annual revenue target of $1.6 to $1.7 billion, engineered product mix of 40%, aftermarket mix of 20%, and Adjusted EBITDA margin of 23%. Our Q3 record performance along with all the excellent work under VISION 2027 for the past 4 years provides a solid foundation to achieve our VISION 2032 goals and continue to deliver for our shareholders!”

Third Quarter Results
Net revenue for the third quarter of 2026 was $227.0 million compared to $214.4 million for the third quarter of 2025. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$21.1 million higher revenue in the Company’s commercial aerospace end-use markets due to higher rates across large aircraft, business jets and rotary-wing aircraft platforms and other commercial aircraft electronics; partially offset by
•$9.2 million lower revenue in the Company’s military and space end-use markets due to lower rates on selected ground vehicle, rotary-wing aircraft, and radar platforms, and other military and space electronics, partially offset by higher rates on selected missiles and fixed-wing aircraft platforms.
In addition, revenue for the Company’s industrial end-use markets for the third quarter of 2026 increased $0.8 million compared to the third quarter of 2025 mainly due to timing of orders and production.
Net income for the third quarter of 2026 was $13.9 million, or 6.1% of revenue, or $0.89 per diluted share, compared to a net loss of $60.8 million, or 28.4% of revenue, or $4.06 per share, for the third quarter of 2025. This mainly reflects higher litigation settlement and related costs, net, of $99.7 million in the prior year period that did not reoccur in the current period and higher gross profit of $6.6 million, partially offset by higher income tax expense of $22.4 million, and higher selling, general and administrative (“SG&A”) expenses of $5.8 million, and higher pension plan settlement loss of $3.9 million.
Gross profit for the third quarter of 2026 was $65.6 million, or 28.9% of revenue, compared to gross profit of $59.0 million, or 27.5% of revenue, for the third quarter of 2025. The increase in gross profit as a percentage of net revenue year-over-year was primarily due to higher manufacturing volume along with stronger direct margins benefitting from facility consolidation synergy realization and strategic pricing, partially offset by unfavorable product mix.
Operating income for the third quarter of 2026 was $25.8 million, or 11.4% of revenue, compared to an operating loss of $75.3 million, or 35.1% of revenue, in the comparable period last year. The year-over-year increase of $101.1 million was primarily due to higher litigation settlement and related costs, net, of $99.7 million in the prior year period that did not reoccur in the current period and higher gross profit, partially offset by higher selling, general and administrative expenses. Non-GAAP adjusted operating income for the third quarter of 2026 was $28.0 million, or 12.3% of revenue, compared to $27.2 million, or 12.7% of revenue, in the comparable period last year.
Adjusted EBITDA for the third quarter of 2026 was $39.7 million, or 17.5% of revenue, compared to $37.4 million, or 17.4% of revenue, for the comparable period in 2025.
Interest expense for the third quarter of 2026 was $3.1 million compared to $2.9 million in the comparable period of 2025. The year-over-year increase was primarily due to a higher outstanding debt balance, partially offset by lower interest rates.
During the third quarter of 2026, the net cash provided by operations was $32.7 million compared to $18.1 million during the third quarter of 2025. The higher net cash provided by operations during the third quarter of 2026 was primarily due to higher net income, higher contract liabilities, and higher accrued and other liabilities, partially offset by higher contract assets and higher accounts receivable.
* See book-to-bill ratio calculation at the end of this earnings release
** As restated in the Company's Form 10-K/A filed with the Securities and Exchange Commission on May 8, 2026.
Business Segment Information
Electronic Systems
Electronic Systems segment net revenue for the quarter ended October 3, 2026 was $129.6 million, compared to $125.3 million for the third quarter of 2025. The year-over-year increase was primarily due to the following in the Company's key end-use markets:
•$12.4 million higher revenue in the Company’s commercial aerospace end-use markets due to higher rates on large aircraft platforms and other commercial aerospace electronics; partially offset by
•$8.9 million lower revenue within the Company’s military and space end-use markets due to lower rates on other military and space, selected radar and naval platforms, partially offset by higher rates on selected fixed-wing aircraft and missiles platforms.

In addition, revenue for the Company’s industrial end-use markets for the third quarter of 2026 increased $0.8 million compared to the third quarter of 2025 mainly due to timing of orders and production.
Electronic Systems segment operating income for the quarter ended October 3, 2026 was $28.7 million, or 22.2% of revenue, compared to $23.3 million, or 18.6% of revenue, for the comparable quarter in 2025. The year-over-year increase of $5.5 million was primarily due to higher manufacturing volume, partially offset by higher other manufacturing costs. Non-GAAP adjusted operating income for the third quarter of 2026 was $29.1 million, or 22.5% of revenue, compared to $23.7 million, or 18.9% of revenue, in the comparable period last year.

Structural Systems
Structural Systems segment net revenue for the quarter ended October 3, 2026 was $97.4 million, compared to $89.2 million for the third quarter of 2025. The year-over-year increase was primarily due to the following:
•$8.6 million higher revenue within the Company’s commercial aerospace end-use markets due to higher rates on selected large aircraft, aero engines, business jets, and rotary-wing aircraft platforms; partially offset by
•$0.4 million lower revenue within the Company’s military and space end-use markets due to lower rates on selected military rotary-wing aircraft and ground vehicle platforms, partially offset by higher rates on selected missiles platforms.
Structural Systems segment operating income for the quarter ended October 3, 2026 was $11.9 million, or 12.3% of revenue, compared to $12.2 million, or 13.7% of revenue, for the comparable quarter in 2025. The year-over-year decrease of $0.3 million was primarily due to unfavorable product mix, partially offset by higher manufacturing volume and stronger direct margins benefitting from facility consolidation synergy realization and strategic pricing. Non-GAAP adjusted operating income for the third quarter of 2026 was $13.8 million, or 14.2% of revenue, compared to $14.6 million, or 16.4% of revenue, in the comparable period last year.
Corporate General and Administrative (“CG&A”) Expenses
CG&A expenses for the third quarter of 2026 were $14.9 million, or 6.6% of total Company revenue, compared to $110.8 million, or 51.7% of total Company revenue, for the comparable quarter in the prior year. The year-over-year decrease in CG&A expenses was primarily due to litigation settlement and related costs, net, of $99.7 million in the prior year that did not reoccur in the current period, partially offset by higher compensation and benefits costs of $1.9 million, higher professional services fees of $1.1 million, and higher other CG&A expenses of $0.7 million.
Conference Call
A teleconference hosted by Stephen G. Oswald, the Company’s chairman, president and chief executive officer, and Suman B. Mookerji, the Company’s senior vice president, chief financial officer will be held today, November 5, 2026 at 10:00 a.m. PT (1:00 p.m. ET) to review these financial results. To access the conference call, please pre-register using the following registration link:
https://register-conf.media-server.com/register/BI975b7e85e6de4f68875bbc30c15b6491
Registrants will receive a confirmation with dial-in details. Mr. Oswald and Mr. Mookerji will be speaking on behalf of the Company and anticipate the call (including Q&A) to last approximately 45 minutes. A live webcast of the event can be accessed using the link above. A replay of the webcast will be available on the Ducommun website at Ducommun.com.
Additional information regarding Ducommun's results can be found in the Q3 2026 Earnings Presentation available at Ducommun.com.
About Ducommun Incorporated
Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit Ducommun.com.

Forward Looking Statements
This press release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, expectations relating to the Company's VISION 2027 Strategy and its progress towards the financial goals stated therein, including but limited to Adjusted EBITDA, the continued strength and momentum in our defense business in 2027 and beyond, and expectations related to attaining the financial goals described in the Company's VISION 2032 Strategy, including but not limited to those relating to annual revenue targets, engineered product and aftermarket mix and Adjusted EBITDA margins. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “continue” and similar expressions in this press release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the cyclicality of our end-use markets, the level of U.S. government defense spending, our customers may experience changes in production rates or delays in the launch and certification of new products, timing of orders from our customers which are subject to cancellation, modification or rescheduling, our ability to obtain additional financing and service existing debt to fund capital expenditures and meet our working capital needs, legal and regulatory risks, including pending litigation matters generally and as well as any potential losses arising from third party subrogation claims related to the Guaymas performance center fire that may become material, the cost of expansion, consolidation and acquisitions, competition, economic and geopolitical developments – including supply chain issues, our ability to successfully implement restructuring, realignment and cost reduction activities that could adversely impact our ability to achieve our strategic objectives, international trade restrictions and our ability to obtain necessary U.S. government approvals for proposed sales to certain foreign customers, the impact of tariffs and elevated interest rates, risks associated with a prolonged partial or total U.S. federal government shutdown, the ability to attract and retain key personnel and avoid labor disruptions, the ability to adequately protect and enforce intellectual property rights, pandemics, disasters – natural or otherwise, and risk of cybersecurity attacks, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release, November 5, 2026, or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov).
Note Regarding Non-GAAP Financial Information
This release contains non-GAAP financial measures, including Adjusted EBITDA (which excludes interest expense, net, income tax expense, depreciation, amortization, stock-based compensation expense, restructuring charges, gain on sale of property and other assets, compensation clawback, litigation settlement and related costs, net, and pension plan settlement loss), including as a percentage of revenue, non-GAAP operating income, including as a percentage of net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP book-to-bill ratio. In addition, certain other prior period amounts have been reclassified to conform to current year’s presentation.

The Company believes the presentation of these non-GAAP measures provide important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s actual and forecasted operating performance, capital resources and cash flow. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company discloses different non-GAAP financial measures in order to provide greater transparency and to help the Company’s investors to more meaningfully evaluate and compare Ducommun’s results to its previously reported results. The non-GAAP financial measures that the Company uses may not be comparable to similarly titled financial measures used by other companies.

CONTACT:

Suman Mookerji, Senior Vice President, Chief Financial Officer, 657.335.3665
[Financial Tables Follow]

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	October 3, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$39,212	$45,289
Accounts receivable, net	163,158	124,442
Contract assets	275,737	249,845
Inventories	195,761	182,788
Production cost of contracts	6,886	7,178
Assets held for sale	5,690	—
Other current assets	20,063	16,442
Total Current Assets	706,507	625,984
Property and Equipment, Net	101,402	107,223
Operating Lease Right-of-Use Assets	53,999	40,077
Goodwill	244,600	244,600
Intangibles, Net	120,293	132,839
Deferred income taxes	4,358	15,500
Other Assets	23,148	20,192
Total Assets	$1,254,307	$1,186,415
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$97,808	$74,653
Contract liabilities	81,591	40,694
Accrued and other liabilities	40,848	51,071
Operating lease liabilities	6,842	7,817
Current portion of long-term debt	5,000	5,000
Total Current Liabilities	232,089	179,235
Long-Term Debt, Less Current Portion	245,242	298,790
Non-Current Operating Lease Liabilities	49,775	34,223
Other Long-Term Liabilities	14,166	12,686
Total Liabilities	541,272	524,934
Commitments and Contingencies
Shareholders’ Equity
Common Stock	151	149
Additional Paid-In Capital	250,240	248,482
Retained Earnings	450,510	406,304
Accumulated Other Comprehensive Income	12,134	6,546
Total Shareholders’ Equity	713,035	661,481
Total Liabilities and Shareholders’ Equity	$1,254,307	$1,186,415

DUCOMMUN INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
Net Revenues	$227,023	$214,422	$660,537	$607,706
Cost of Sales	161,453	155,472	475,834	445,329
Gross Profit	65,570	58,950	184,703	162,377
Selling, General and Administrative Expenses	39,775	34,009	114,857	113,702
Restructuring Charges	—	583	—	1,617
Litigation Settlement and Related Costs, Net	—	99,675	—	99,675
Operating Income (Loss)	25,795	(75,317)	69,846	(52,617)
Interest Expense, Net	(3,083)	(2,927)	(10,615)	(9,198)
Other Income	—	—	—	1,746
Pension Plan Settlement Loss	(3,872)	—	(3,872)	—
Income (Loss) Before Taxes	18,840	(78,244)	55,359	(60,069)
Income Tax Expense (Benefit)	4,949	(17,417)	11,153	(13,398)
Net Income (Loss)	$13,891	$(60,827)	$44,206	$(46,671)
Earnings (Loss) Per Share
Basic earnings (loss) per share	$0.92	$(4.06)	$2.92	$(3.13)
Diluted earnings (loss) per share	$0.89	$(4.06)	$2.84	$(3.13)
Weighted-Average Number of Common Shares Outstanding
Basic	15,156	14,978	15,117	14,925
Diluted	15,559	14,978	15,581	14,925

Gross Profit %	28.9%	27.5%	28.0%	26.7%
SG&A %	17.5%	15.8%	17.4%	18.7%
Operating Income (Loss) %	11.4%	(35.1)%	10.6%	(8.7)%
Net Income (Loss) %	6.1%	(28.4)%	6.7%	(7.7)%
Effective Tax Rate	26.3%	22.3%	20.1%	22.3%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
GAAP net income (loss)	$13,891	$(60,827)	$44,206	$(46,671)
Non-GAAP Adjustments:
Interest expense, net	3,083	2,927	10,615	9,198
Income tax expense (benefit)	4,949	(17,417)	11,153	(13,398)
Depreciation	4,068	4,037	12,280	12,305
Amortization	4,273	4,301	12,853	12,890
Stock-based compensation expense (1)	5,585	4,088	22,356	24,855
Restructuring charges	—	583	—	1,617
Gain on sale of property and other assets	—	—	—	(1,746)
Compensation clawback	—	—	(3,870)	—
Litigation settlement and related costs, net	—	99,675	—	99,675
Pension plan settlement loss	3,872	—	3,872	—
Adjusted EBITDA	$39,721	$37,367	$113,465	$98,725
Net income (loss) as a % of net revenues	6.1%	(28.4)%	6.7%	(7.7)%
Adjusted EBITDA as a % of net revenues	17.5%	17.4%	17.2%	16.2%
(1) The three and nine months ended October 3, 2026 included zero and $0.3 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and nine months ended September 27, 2025 included $0.2 million and $1.4 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and nine months ended October 3, 2026 included $0.1 million and $0.4 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and nine months ended September 27, 2025 included $0.1 million and $0.3 million, respectively, of stock-based compensation expense recorded as cost of sales.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
BUSINESS SEGMENT PERFORMANCE
(Unaudited)
(Dollars in thousands)

	Three Months Ended					Nine Months Ended
	% Change	October 3, 2026	September 27, 2025	% of Net Revenues 2026	% of Net Revenues 2025	% Change	October 3, 2026	September 27, 2025	% of Net Revenues 2026	% of Net Revenues 2025
Net Revenues
Electronic Systems	3.5%	$129,612	$125,269	57.1%	58.4%	10.1%	$378,638	$344,038	57.3%	56.6%
Structural Systems	9.3%	97,411	89,153	42.9%	41.6%	6.9%	281,899	263,668	42.7%	43.4%
Total Net Revenues	5.9%	$227,023	$214,422	100.0%	100.0%	8.7%	$660,537	$607,706	100.0%	100.0%
Segment Operating Income
Electronic Systems		$28,746	$23,286	22.2%	18.6%		$77,146	$61,194	20.4%	17.8%
Structural Systems		11,944	12,215	12.3%	13.7%		35,143	31,429	12.5%	11.9%
		40,690	35,501				112,289	92,623
Corporate General and Administrative Expenses (1)		(14,895)	(110,818)	(6.6)%	(51.7)%		(42,443)	(145,240)	(6.4)%	(23.9)%
Total Operating Income (Loss)		$25,795	$(75,317)	11.4%	(35.1)%		$69,846	$(52,617)	10.6%	(8.7)%
Adjusted EBITDA
Electronic Systems
Operating Income		$28,746	$23,286				$77,146	$61,194
Depreciation and Amortization		3,578	3,553				10,788	10,694
Stock-Based Compensation Expense (2)		117	71				325	294
Restructuring Charges		—	71				—	242
		32,441	26,981	25.0%	21.5%		88,259	72,424	23.3%	21.1%
Structural Systems
Operating Income		11,944	12,215				35,143	31,429
Depreciation and Amortization		4,648	4,670				14,038	14,182
Stock-Based Compensation Expense (3)		82	60				253	381
Restructuring Charges		—	512				—	1,375
		16,674	17,457	17.1%	19.6%		49,434	47,367	17.5%	18.0%
Corporate General and Administrative Expenses (1)
Operating loss		(14,895)	(110,818)				(42,443)	(145,240)
Depreciation and Amortization		115	115				307	319
Stock-Based Compensation Expense (4)		5,386	3,957				21,778	24,180
Compensation Clawback		—	—				(3,870)	—
Litigation Settlement and Related Costs, Net		—	99,675				—	99,675
		(9,394)	(7,071)				(24,228)	(21,066)
Adjusted EBITDA		$39,721	$37,367	17.5%	17.4%		$113,465	$98,725	17.2%	16.2%
Capital Expenditures
Electronic Systems		$3,663	$1,216				$6,725	$4,264
Structural Systems		1,670	1,029				4,681	6,272
Corporate Administration		268	109				510	122
Total Capital Expenditures		$5,601	$2,354				$11,916	$10,658
(1)Includes costs not allocated to either the Electronic Systems or Structural Systems operating segments.
(2)The three and nine months ended October 3, 2026 included $0.1 million and $0.2 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and nine months ended September 27, 2025 each included $0.1 million of stock-based compensation expense recorded as cost of sales.

(3)The three and nine months ended October 3, 2026 included $0.1 million and $0.2 million, respectively, of stock-based compensation expense recorded as cost of sales. The three and nine months ended September 27, 2025 included less than $0.1 million and $0.2 million, respectively, of stock-based compensation expense recorded as cost of sales.
(4)The three and nine months ended October 3, 2026 included zero and $0.3 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash. The three and nine months ended September 27, 2025 included $0.2 million and $1.4 million, respectively, of stock-based compensation expense for awards with both performance and market conditions that will be settled in cash.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP OPERATING INCOME (LOSS) RECONCILIATION
(Unaudited)
(Dollars in thousands)

	Three Months Ended				Nine Months Ended
GAAP To Non-GAAP Operating Income (Loss)	October 3, 2026	September 27, 2025	% of Net Revenues 2026	% of Net Revenues 2025	October 3, 2026	September 27, 2025	% of Net Revenues 2026	% of Net Revenues 2025
GAAP operating income (loss)	$25,795	$(75,317)			$69,846	$(52,617)

GAAP operating income - Electronic Systems	$28,746	$23,286			$77,146	$61,194
Adjustments to GAAP operating income - Electronic Systems:
Restructuring charges	—	71			—	242
Amortization of acquisition-related intangible assets	373	373			1,120	1,120
Total adjustments to GAAP operating income - Electronic Systems	373	444			1,120	1,362
Non-GAAP adjusted operating income - Electronic Systems	29,119	23,730	22.5%	18.9%	78,266	62,556	20.7%	18.2%

GAAP operating income - Structural Systems	11,944	12,215			35,143	31,429
Adjustments to GAAP operating income - Structural Systems:
Restructuring charges	—	512			—	1,375
Amortization of acquisition-related intangible assets	1,859	1,859			5,578	5,578
Total adjustments to GAAP operating income - Structural Systems	1,859	2,371			5,578	6,953
Non-GAAP adjusted operating income - Structural Systems	13,803	14,586	14.2%	16.4%	40,721	38,382	14.4%	14.6%

GAAP operating loss - Corporate	(14,895)	(110,818)			(42,443)	(145,240)
Adjustments to GAAP Operating Loss - Corporate
Compensation clawback	—	—			(3,870)	—
Litigation settlement and related costs, net	—	99,675			—	99,675
Total adjustments to GAAP Operating Loss - Corporate	—	99,675			(3,870)	99,675
Non-GAAP adjusted operating loss - Corporate	(14,895)	(11,143)			(46,313)	(45,565)
Total non-GAAP adjustments to GAAP operating income (loss)	2,232	102,490			2,828	107,990
Non-GAAP adjusted operating income	$28,027	$27,173	12.3%	12.7%	$72,674	$55,373	11.0%	9.1%

DUCOMMUN INCORPORATED AND SUBSIDIARIES
GAAP TO NON-GAAP NET INCOME (LOSS) AND EARNINGS (LOSS) PER SHARE RECONCILIATION
(Unaudited)
(Dollars and shares in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
GAAP To Non-GAAP Net Income (Loss)	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
GAAP net income (loss)	$13,891	$(60,827)	$44,206	$(46,671)
Adjustments to GAAP net income (loss):
Restructuring charges	—	583	—	1,617
Gain on sale of property and other assets	—	—	—	(1,746)
Litigation settlement and related costs, net	—	99,675	—	99,675
Compensation clawback	—	—	(3,870)	—
Pension plan settlement loss	3,872	—	3,872	—
Amortization of acquisition-related intangible assets	2,232	2,232	6,698	6,698
Total adjustments to GAAP net income (loss) before provision for income taxes	6,104	102,490	6,700	106,244
Income tax effect on non-GAAP adjustments (1)(2)	(1,221)	(22,890)	(2,156)	(23,641)
Non-GAAP adjusted net income	$18,774	$18,773	$48,750	$35,932

	Three Months Ended		Nine Months Ended
GAAP Earnings (Loss) Per Share To Non-GAAP Earnings (Loss) Per Share	October 3, 2026	September 27, 2025	October 3, 2026	September 27, 2025
GAAP diluted earnings (loss) per share (“EPS”)	$0.89	$(4.06)	$2.84	$(3.13)
Adjustments to GAAP diluted EPS:
Restructuring charges	—	0.04	—	0.10
Gain on sale of property and other assets	—	—	—	(0.11)
Litigation settlement and related costs, net	—	6.49	—	6.53
Compensation clawback	—	—	(0.25)	—
Pension plan settlement loss	0.25	—	0.25	—
Amortization of acquisition-related intangible assets	0.14	0.14	0.43	0.44
Total adjustments to GAAP diluted EPS before provision for income taxes	0.39	6.67	0.43	6.96
Income tax effect on non-GAAP adjustments (1)(2)	(0.07)	(1.49)	(0.14)	(1.55)
Non-GAAP adjusted diluted EPS (3)	$1.21	$1.22	$3.13	$2.35

GAAP weighted-average shares - basic	15,156	14,978	15,117	14,925
GAAP weighted-average shares - diluted	15,559	14,978	15,581	14,925
Non-GAAP weighted-average shares - diluted (4)	15,559	15,361	15,581	15,267
(1) Effective tax rate of 20.0% used for both 2026 and 2025 adjustments, except for litigation settlement and related costs, net which utilized the incremental tax rate of 22.4%.
(2) Compensation clawback tax deductible portion is $0.2 million for the nine months ended October 3, 2026.
(3) Non-GAAP adjusted diluted EPS will not foot for the three and nine months ended September 27, 2025 as the GAAP net loss per share was calculated using the GAAP weighted-average shares - basic but the adjustments to GAAP diluted EPS and Non-GAAP adjusted diluted EPS were calculated using the Non-GAAP weighted-average shares - diluted.
(4) In periods of GAAP net loss, non-GAAP weighted-average shares differs from GAAP diluted weighted-average shares due to the non-GAAP net income reported.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
REMAINING PERFORMANCE OBLIGATIONS BY REPORTING SEGMENT
(Unaudited)
(Dollars in thousands)

	October 3, 2026	December 31, 2025
Consolidated Ducommun
Military and space	$867,595	$692,719
Commercial aerospace	404,484	402,174
Industrial	14,104	11,147
Total	$1,286,183	$1,106,040
Electronic Systems
Military and space	$634,040	$492,244
Commercial aerospace	74,536	49,535
Industrial	14,104	11,147
Total	$722,680	$552,926
Structural Systems
Military and space	$233,555	$200,475
Commercial aerospace	329,948	352,639
Total	$563,503	$553,114
Under generally accepted accounting principles in the United States Accounting Standards Codification 606, the Company defines performance obligations as customer placed purchase orders (“PO”) with firm fixed price and firm delivery dates. The unrecognized revenue on POs are the remaining performance obligations.

DUCOMMUN INCORPORATED AND SUBSIDIARIES
NON-GAAP BOOK-TO-BILL RATIO CALCULATION - SUPPLEMENTAL DATA
(Unaudited)
(Dollars in thousands)

Consolidated Ducommun	Three Months Ended October 3, 2026			Three Months Ended September 27, 2025
	Bookings, Net (1)	Revenue	Non-GAAP Book-to-Bill	Bookings, Net (1)	Revenue	Non-GAAP Book-to-Bill
Military and Space	$263,461	$118,609	2.2	$195,242	$127,837	1.5
Commercial	81,749	97,200	0.8	135,044	76,135	1.8
Industrial	9,070	11,214	0.8	9,366	10,450	0.9
Totals	$354,280	$227,023	1.6	$339,652	$214,422	1.6

(1) Bookings, net is period ending remaining performance obligations (“RPO”) plus revenue recognized in the period less prior period ending RPO.